Exhibit 10.1

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (the "Agreement") has been entered into by and between Modern Medical Modalities Corporation, a New York corporation with its principal place of business at 95 Madison Avenue, Suite 301, Morristown, New Jersey 07960 (the "Company") and Benson Shore Capital, LLC, a New York Limited Liability Company with its principal place of business at 67 Wall Street, Suite 2411, New York, New York 10005 ("Consultant").

                  WHEREAS, Consultant possesses significant expertise in analyzing and addressing management requirements, identifying strategic alliances, negotiating contracts, strategic planning and analyzing organizational structures of companies;

                  WHEREAS, the Company desires to avail itself of the services of Consultant, and Consultant desires to provide to the Company the benefit of such services; and

                  WHEREAS, the Company and Consultant expect to benefit from the carrying out of the subject matter of this Agreement.

                  NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

                  1. Engagement. The Company hereby engages Consultant and Consultant accepts such engagement and agrees to use its best efforts in a good and businesslike manner to provide services to the Company in accordance with the terms of this Agreement.

                  2. Nature of Services. Upon the request of the Company, Consultant shall render assistance to the Company by (a) analyzing and addressing the Company's management requirements; (b) developing strategic initiatives and related industry partnerships, including providing assistance with respect to acquisitions, joint ventures, and strategic business alliances;
(c) assisting with the negotiation of contracts between the Company and its suppliers and customers; (d) analyzing the Company's present and prospective corporate organizational structure; (e) reviewing the Company's financial position and budget proposals; and (f) meeting with and advising the Company's board of directors at the request of the Board.

                  3. Term. The term of this Agreement shall commence as of the date hereof, and continue for a period of twelve (12) months.

                  4. Remuneration. The consideration to be paid by the Company to Consultant for services to be rendered hereunder shall be as follows:

                         (a) Common Stock. The Company shall issue to Consultant
                    350,000 shares of its common stock ("Shares").



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                         (b)  Stock   Options.   The  Company   shall  issue  to
                    Consultant options to acquire up to an aggregate of Two Hundred Seventy-Five Thousand (275,000) shares of its Common Stock ("Options") exercisable at $1.00 per share, for a period of twelve (12) months from the date hereof.

                  The Shares and the shares of common stock issuable upon exercise of the Options referred to in this Section 4 shall collectively be referred to as the "Consultant Shares."

                         (c) Form S-8 registration. The Company agrees to prepare and file an S-8 registration statement under the Securities Act covering the issuance of the Consultant
                    Shares, at its expense, and will use its best efforts to cause such registration statement to be filed as soon as practicable after the date of this Agreement.

                  5. Status of Consultant. The services of Consultant provided pursuant to this Agreement shall be performed for the benefit of the Company by Consultant in the capacity of an independent contractor. Consultant shall not be considered, at any time that this Agreement is in force, to be an employee of the Company. Consultant understands and acknowledges that this Agreement does not create or imply any agency relationship between the parties, and Consultant will not commit Company in any manner except when a commitment has been specifically authorized in writing by the Company.

                  6. Confidentiality. Consultant will not at any time disclose or use for its own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; provided, however, that the foregoing shall not apply to information that is not unique to the Company or that is or becomes through no fault of Consultant in generally known to the industry or the public. All files and records relating to the Company compiled by Consultant shall be the property of the Company and shall be returned to the Company upon termination of this Agreement.

                  7. Investment Information to be Provided to Consultant. The Company represents and warrants that it has provided Consultant with access to all information available to the Company concerning the Company's condition, financial and otherwise, its management, its management, its business and its prospects. The Company represents that it has provided Consultant with all copies of the Company's filings, for the prior twelve (12) months, made under the rules and regulations promulgated under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, if any (the "Disclosure Documents"). Consultant acknowledges that the acquisition of any shares of common stock upon exercise of any Options involves a high



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degree  of  risk.  Consultant  represents  that it and its  advisors  have  been afforded the opportunity to discuss the Company with its management. The Company represents that it has provided, and will continue to provide, Consultant with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Consultant upon the filing of any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act.

                  8. Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

                  9. Waiver of Rights. The failure of either party to insist, in one or more instances, upon the performance of any of the terms, covenants, agreements, or conditions of this Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of such party's right to insist upon the future performance of such term, covenant, agreement, or condition, or to the future exercise of any such right, and the obligations of the other party with respect to such future performance shall continue in full force and effect.

                  10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect as if the invalidated provision had not been included herein.

                  11. Notices. Any notice required or desired to be given pursuant to this Agreement shall be in writing and shall be deemed given when delivered by facsimile transmission or three (3) days after it is deposited in the mail to the addresses set forth below, or at such subsequent address provided by the parties:

                  If to Consultant:
                                          Benson Shore Capital
                                          67 Wall Street, Suite 2411
                                          New York, New York 10005
                                          Attn: David Lefkowitz, Managing Member

                  If to the Company:
                                          Modern Medical Modalities Corporation
                                          95 Madison Avenue, Suite 301
                                          Morristown, New Jersey 07960
                                          Attn: Jan Goldberg, Vice President

                  12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties regarding services to be furnished to the Company by Consultant, and any and all prior agreements and/or understandings relating thereto are superseded in their



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entirety by this Agreement.

                  14. Counterparts.   This Agreement may be executed in counter-
parts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  15. Binding Effect. The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

                  IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date and year written below.


Dated: June 18, 1998                                 MODERN MEDICAL MODALITIES
                                                     CORPORATION



                                                            /s/ Jan Goldberg
                                                     By:      Jan Goldberg
                                                     Title:   Vice President


Dated: June 18, 1998                                 BENSON SHORE CAPITAL, LLC


                                                             /s/ David Lefkowitz
                                                     By:      David Lefkowitz
                                                     Title:   Managing Member